                                                                   EXHIBIT 10.39


                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (the "Agreement") is made as of March 27, 1998
                                     ---------
between Fountain View, Inc., a Delaware corporation (the "Company") and Robert
                                                          -------
M. Snukal (the "Executive").
                ---------

                                  Introduction
                                  ------------

     This Agreement is being entered into in connection with the proposed acquisition (the "Acquisition") of Summit Care Corporation ("Summit") by the
                  -----------                                ------
Company.

     The Acquisition and related transactions and the investments and acquisitions entered into on August 1, 1997 among the Executive, the Company, Heritage Fund II Investment Corporation, are referred to collectively herein as the "Transactions".
     ------------

     The Company desires to retain the services of the Executive and the Executive wishes to be employed by the Company. The Executive is a stockholder, director and officer of the Company, and has had full access to information concerning the Company. The disclosure of such information or the engaging in competitive activities would cause substantial harm to the Company.

     This Agreement replaces and supersedes the Employment Agreement made as of August 1, 1997 by and among Fountain View Holdings, Inc., Heritage Fund II Investment Corporation and the Executive.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1.  Term.  The Company shall employ the Executive for a term
     ---------   ----
commencing on the date of the closing of the Offer and continue for a period of five (5) years, unless earlier terminated pursuant to Section 7 (the "Employment
                                                                      ----------
Period").  This Agreement shall automatically renew at the end of the Employment
------
Period for up to five additional one year terms, unless either party hereto provides written notice of termination to the other party not less than thirty
(30) days prior to the end of the Employment Period or the end of any subsequent renewal period.

     Section 2.  Duties.  The Executive shall be employed as the Chief Executive
     ---------   ------
Officer of the Company, with such duties of an executive nature as the Board of Directors of the Company (the "Board") shall determine. The Executive will
                               -----
report to the Board.

     Section 3.  Full Time.  During the term of this Agreement, the Executive
     ---------   ---------
shall use the Executive's best efforts to promote the interests of the Company and the direct and indirect subsidiaries of the Company, and shall devote substantially the Executive's full business time and efforts to their business and affairs. The Executive may engage in other business activities that do not interfere materially with the performance of the Executive's duties, services and responsibilities hereunder.

     Section 4.  Compensation.  The Executive shall be entitled to compensation
     ---------   ------------
as follows:

          (a) Base Salary.  During the term of the Executive's employment with
              -----------
the Company, the Executive will receive a salary at the rate of $500,000 annually (the "Base Salary"), payable in equal installments not less than bi-
               -----------
weekly in arrears. The Company shall withhold from compensation payable to the Executive all applicable federal, state and local withholding taxes. The Base Salary will be subject to annual consumer price adjustments.

          (b) Bonus.  In addition to the payment of the Base Salary and the
              -----
other payments and benefits available to the Executive under this Agreement, while the Executive is employed by the Company, the Company will pay to the Executive for each fiscal year incentive compensation (the "Bonus") in an amount
                                                            -----
of (i) an annual bonus of $250,000 if the Company achieves Base Case EBITDA and
(ii) up to an additional bonus of $250,000 determined ratably based on the Company's EBITDA being between the Base Case and the Target Case, such Bonus payable within 120 days after the end of such fiscal year, as determined by the Board, in its discretion. Payments with respect to partial percentages will be prorated. [The payment of the Bonus shall be prorated for any partial fiscal year during the term of this Agreement.- Question re year one?]

          (c)  Definition of Base Case, Mid Case and Target Case. As used
               -------------------------------------------------
herein, "Base Case", "Mid Case" and "Target Case" shall have the meanings
         ---------    --------       -----------
specified on Exhibit A hereto, on the respective dates indicated, and may be
             ---------
changed by approval of the Company's Board to reflect acquisitions, dispositions, start-ups and other transactions not in the ordinary course, provided that in selecting the new targets the members of the Board approving such changes believe in good faith that the new targets are broadly consistent with the valuation methodology applied in determining the initial EBITDA targets set forth on Exhibit A hereto.
             ---------

     Section 5.  Benefits.  In addition to salary and Bonus, the Executive shall
     ---------   --------
be entitled to receive reasonable and customary fringe benefits in an amount not less than the greater of those benefits that are generally and customarily available to the

Company's executive and managerial employees and those benefits that are generally and customarily available to Summit's executive and managerial employees. Such benefits include health insurance and vacation time in accordance with the Company or Summit's policies, consistent with prior practices. The Company will also reimburse the Executive for the cost of an automobile, including fuel, maintenance and insurance expenses relating thereto, not to exceed $600 per month. The Executive will be entitled to reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of the Company, subject to presentation of appropriate documentation, in accordance with policies approved by the Board.

     Section 6.  Confidentiality and Non-Competition.  In consideration of, and
     ---------   -----------------------------------
as a condition to, the Transactions, and in consideration of the mutual promises contained herein, and to preserve the goodwill of the Company and its direct and indirect subsidiaries (collectively, the "Companies"), the Executive agrees as
                                          ---------
follows:

          (a) The Executive will not at any time, directly or indirectly, disclose or divulge, except as reasonably required in connection with the performance of the executive's duties for the Companies, any Confidential Information (as hereinafter defined) acquired by the executive during the executive's affiliation with or employment by the Companies. As used herein, "Confidential Information" means all trade secrets and all other proprietary or
-------------------------
non-public information of a business, financial, marketing, technical or other nature pertaining to the Companies or their affairs and all information of others that the Companies have agreed not to disclose; provided, that
                                                       --------
Confidential Information shall not include any information which has entered or enters the public domain through no fault of the Executive or which the Executive is required to disclose by law or legal process.

          (b) The Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information, except as reasonably required in connection with the performance of the executive's duties for the Companies.

          (c) Upon the Companies' request at any time and for any reason, the Executive shall immediately deliver to the Companies all materials (including all copies) in the executive's possession which contain or relate to Confidential Information.

          (d) All inventions, developments or improvements made by the Executive, either alone or in conjunction with others, at any time or at any place during the term of the executive's employment by the Companies, whether or not reduced to writing or practice during such term, which relate to the business in which the Companies are engaged or in which the Companies intend to engage, or which were developed or made in whole or in part using the Companies' facilities, shall be the exclusive property of the Companies. The Executive shall promptly disclose any such invention, development or improvement to the Companies, and, at the request and expense of the Companies, shall assign all of the executive's rights to the same to the Companies. The Executive shall sign all instruments necessary for the filing and prosecution of any applications for or extension or renewals of letters patent of the United States or any foreign country which the Companies desire to file.

          (e) All copyrightable work by the Executive during the term of the Executive's employment by the Company which relates to the businesses in which the Companies are engaged is intended to be "work made for hire" as defined in
Section 101 of the Copyright Act of 1976, and shall be the property of the Companies. If the copyright to any such copyrightable work is not the property of the Companies by operation of law, the Executive will, without further consideration, assign to the Companies all right, title and interest in such copyrightable work and will assist the Companies and their nominees in every way, at the Companies' expense, to secure, maintain and defend for the Companies' benefit copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and to remain the property of the Companies whether copyrighted or not.

          (f) Prior to the termination of the Executive's employment with the Companies, and for the greater of five years after the date of the Agreement or three years after such termination, the Executive will not directly or indirectly, individually or as a consultant to, or Executive, officer, director, stockholder, partner or other owner or participant in any business entity, engage in or assist any other person to engage in the businesses of skilled nursing facilities, assisted living facilities, inpatient or outpatient therapy services, pharmacies, urological supplies, enteral feeding supplies and orthodics anywhere in the counties of the State of California identified on Schedule A hereto or in Arizona, Texas or any other state within the United
----------
States; provided, however, that the Executive may own not more than a 5% equity
        --------  -------
interest in any publicly-traded company.

          (g) Prior to the termination of the Executive's employment with the Companies, and for the greater of five years after the date of the Agreement or two years after such termination, the Executive will not directly or indirectly, individually or as a consultant to, or as employee, officer, director, stockholder, partner or other owner or participant in any business entity other than the Companies, solicit or endeavor to entice away from the Companies, or otherwise materially interfere with the business relationship of the Companies with, (i) any person who is, or was within the one-year period immediately prior to the termination of the Executive's employment by the Companies, employed by, a consultant to or associated with the Companies or (ii) any person or entity who is, or was within the two-year period immediately prior to the termination of the Executive's employment by the Companies, a customer, client of or supplier to the Companies.

          (h) Without limiting the remedies available to the Companies, the Executive acknowledges that a breach of any of the covenants contained in this
Section 6 could result in irreparable injury to the Companies for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Companies shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining the executive from engaging in any activities prohibited by this
Section 6 or such other equitable relief as may be required to enforce specifically any of the covenants of this Section 6. The provisions of this
Section 6 shall survive the termination of this Agreement and shall continue thereafter indefinitely in full force and effect in accordance with the terms of this Section 6.

     Section 7.  Termination.
     ---------   -----------

          (a) The Executive's employment with the Company may be terminated at any time by the Company with cause or without cause or in the event of the death or Disability of the Executive. As used herein, "cause" shall mean the
                                                  -----
reasonable and good faith determination by a majority of the Board (other than the Executive), after reasonable notice to the Executive and after the Executive has had an opportunity to present his view of the relevant facts and circumstances to the Board, that the Executive has (i) breached any material term of this Agreement, which breach has not been cured by the Executive within 20 days after notice to him or her by any of the Companies, (ii) engaged in criminal acts or acts of moral turpitude causing injury to the Companies or their reputations or (iii) engaged in material acts of dishonesty affecting the Companies. As used herein, "disability" shall mean illness (mental or physical)
                             ----------
or accident which, in the good faith and reasonable determination of a majority of the Board, based on the report of a reputable physician, renders him unable to perform his duties for six months during any 12-month period.

          (b) If the Executive's employment is terminated hereunder for any reason, the Company shall have no further obligation to make any payments or provide any benefits to the Executive hereunder except for (i) payments of Base Salary that had accrued but had not been paid prior to the date of termination, (ii) payments of Bonus that had been earned by the Executive but not paid prior to the date of termination, and (iii) if the Executive's employment is terminated by the Company without cause (other than on death or Disability), but only as long as the Executive remains in material compliance with the provisions of Section 6, continuation of the Executive's Base Salary (plus an additional $25,000 annually in the case of such termination of both the Executive and Sheila Snukal) for the duration of the Executive's scheduled term of employment (excluding any renewal periods not then commenced).

          (c) The provisions of Section 6 shall survive the termination of the Executive's employment in accordance with its terms.

     Section 8.  Enforceability, etc.  This Agreement shall be interpreted so as
     ---------   -------------------
to be effective under applicable law, but if any portion hereof is prohibited or invalid, such portion shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If any one or more of the provisions contained in this Agreement are for any reason held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent permitted under applicable law.

     Section 9.  Notices.  Any notice or other communication given pursuant to
     ---------   -------
this Agreement shall be in writing and shall be personally delivered, sent by overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested as follows:

               (a)  If to the Company:

                    Fountain View, Inc.
                    11900 W. Olympic Boulevard, Suite 680
                    Los Angeles, CA 90064

                    With copies to:

                    Heritage Partners, Inc.
                    30 Rowes Wharf, Suite 300
                    Boston, MA 02110
                    Attn:  Mark J. Jrolf

                         and

                    Stephen M. L. Cohen, Esq.
                    Choate, Hall & Stewart
                    Exchange Place
                    53 State Street

                    Boston, MA  02109-2891

               (b)  If to the Executive:

                    Robert Snukal
                    c/o Fountain View, Inc.
                    11900 W. Olympic Boulevard, Suite 680
                    Los Angeles, CA 90064

                    With a copy to:

                    David Bloom, Esq.
                    Law Offices of David Bloom
                    3325 Wilshire Boulevard
                    9th Floor
                    Los Angeles, CA  90010

or to such other address as the parties shall have designated by notice to the other party.

     Section 10.  Governing Law.  This Agreement shall be governed by and
     ----------   -------------
construed in accordance with the laws of the State of California without regard to the choice of law provisions thereof.

     Section 11.  Amendments and Waivers.  No amendment or waiver of this
     ----------   ----------------------
Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

     Section 12.  Binding Effect; Assignment.  This Agreement shall be binding
     ----------   --------------------------
on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns. This Agreement may not be assigned in whole or in part by either party (whether by operation of law or otherwise, including by merger or consolidation).

     Section 13.  Entire Agreement.  This Agreement constitutes the final and
     ----------   ----------------
entire agreement of the parties with respect to the matters covered hereby, and replaces and supersedes all other agreements and understandings relating thereto.

     Section 14.  Counterparts.  This Agreement may be executed in any number of
     ----------   ------------
counterparts, and with counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.


                              FOUNTAIN VIEW, INC.



                              By /s/ Robert M. Snukal
                                 --------------------------
                                                    (Title)



                                 /s/ Robert M. Snukal
                                 --------------------------
                                Robert M. Snukal

Exhibit B

EBITDA Targets (000)


                Base     Mgmt     Upside
                ----     ----     ------
30-Jun-99      45,188   47,314    47,314
30-Jun-00      53,581   57,101    59,320
30-Jun-01      56,499   67,030    71,287
30-Jun-02      60,395   78,196    85,390
30-Jun-03      65,080   87,063    95,621

                                   EXHIBIT B


Identified Counties
-------------------


Alameda                                  Orange
Alpine                                   Placer
Amador                                   Plumas
Butte                                    Riverside
Calaveras                                Sacramento
Colusa                                   San Benito
Contra Costa                             San Bernardino
Del Norte                                San Diego
El Dorado                                San Francisco
Fresno                                   San Joaquin
Glenn                                    San Luis Obispo
Humboldt                                 San Mateo
Imperial                                 Santa Barbara
Inyo                                     Santa Clara
Kern                                     Santa Cruz
Kings                                    Shasta
Lake                                     Sierra
Lassen                                   Siskiyou
Los Angeles                              Solano
Madera                                   Sonoma
Marin                                    Stanislaus
Mariposa                                 Sutter
Mendocino                                Tehama
Merced                                   Trinity
Modoc                                    Tulare
Mono                                     Tuolumne
Monterey                                 Ventura
Napa                                     Yolo
Nevada                                   Yuba

Exhibit B

EBITDA Targets


                Base     Mgmt     Upside
                ----     ----     ------
30-Jun-99      45,188   47,314    47,314
30-Jun-00      53,581   57,101    59,320
30-Jun-01      56,499   67,030    71,287
30-Jun-02      60,395   78,196    85,390
30-Jun-03      65,080   87,063    95,621